SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 15, 2005

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA	19341-0645
(Address of principal executive offices)	(Zip Code)

610-594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

At its February 15, 2005 meeting, the Compensation Committee of the Board of Directors of West Pharmaceutical Services, Inc. (the “Company”) approved a severance agreement for Bruce S. Morra, the former President of the Company’s Drug Delivery Division. Dr. Morra’s last day of employment was December 31, 2004. Under the terms of the agreement, Dr. Morra is entitled to receive 52 weeks of base salary, payable bi-weekly, and continuation of all life and health insurance coverage benefits through December 30, 2005. He will also be entitled to receive incentive compensation with respect to 2004, to the extent payable under the terms of the Company’s 2004 Management Incentive Bonus Plan and his individual bonus award agreement. The Compensation Committee is expected to determine the final bonus payout awards for all plan participants in early March 2005. Any outstanding stock options and restricted stock awarded to Dr. Morra that were unvested at the time of his employment termination will continue to be eligible for vesting through December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC. /s/ William J. Federici
Wiliam J. Federici
Vice President and Chief Financial Officer

February 21, 2005